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                                                                    EXHIBIT 23.1

The Board of Directors
DNA Plant Technology Corporation

     We consent to the use of our report included in the accompanying Proxy Statement/Prospectus and to the reference to our firm under the heading "Experts" therein.

                                                      KPMG PEAT MARWICK LLP

August 9, 1996
San Francisco, California